Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of The Carlyle Group, Inc. of our reports dated November 12, 2021, with respect to the consolidated financial statements of Fortitude Group Holdings, LLC, and February 28, 2022 relating to the consolidated financial statements of FGH Parent, L.P., which appear in The Carlyle Group, Inc.'s Form 10-K/A for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Nashville, Tennessee
January 20, 2023